Exhibit 15.2

June 7, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Intercure Ltd., which we understand will be filed with the Securities and Exchange Commission by Intercure Ltd. on or about June 7, 2021 pursuant to Item 16F of Form 20-F. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network